                              OFFICER'S CERTIFICATE

         I do hereby certify and represent that:

         1. I am the duly elected Secretary of deCODE genetics, Inc., a Delaware corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following Exhibit
10.5 to deCODE genetics, Inc.'s Quarterly Report on Form 10-Q is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Secretary of deCODE genetics, Inc. on this ____ day of May, 2002.

                                       By:    /s/ Tanya Zharov
                                              ----------------------------------
                                       Name:  Tanya Zharov
                                       Title: Secretary and Corporate Counsel

                                                                    Exhibit 10.5


[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THESE PORTIONS HAVE BEEN MARKED WITH THE CLAUSE "CONFIDENTIAL TREATMENT REQUESTED" AND/OR TWO ASTERISKS ENCLOSED IN BRACKETS (i.e., [**]). THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]




                                 LOAN AGREEMENT
                                 --------------
                           (Loan in foreign currency)



                                     BETWEEN



                              VETRARGAROURINN EHF.
                                   as borrower

                                       and

                                ISLANDSBANKI HF.
                                    as lender

                                TABLE OF CONTENTS


1.   AMOUNT OF LOAN AND DISBURSEMENT                                          4

2.   REPAYMENT                                                                4

3.   INTEREST, INTEREST ADJUSTMENTS AND PAYMENT OF INTEREST                   4

4.   SECURITY                                                                 5

5.   CONDITIONS FOR DISBURSEMENT                                              5

6.   DECLARATIONS OF THE BORROWER                                             6

7.   PAYMENT OF TAXES RELATING TO THE CONCLUSION OF THE AGREEMENT             6

8.   COVENANTS                                                                6

9.   EVENTS OF DEFAULT - REMEDIES                                             7

10.  NOTICES                                                                  7

11.  FORCE MAJEURE                                                            7

12.  FURTHER PROVISIONS                                                       8

ANNEX 1 - LOAN DISBURSEMENT APPLICATION                                       9

ANNEX 2 - FOREIGN CURRENCY ACCOUNTS                                          10

Islandsbanki hf., State Reg. No. 550500-3530, Kirkjusandur 2, 155 Reykjavik, hereinafter referred to as the Lender, and Vetrargarourinn, State Reg. No. 581201-2490, Sturlugata 8 ehf., Reykjavik, hereinafter referred to as the Borrower, enter into the following


                                 LOAN AGREEMENT

on a loan for 5 years to the amount of up to

USD 6,620,000.00 SIX MILLION SIX HUNDRED AND TWENTY 00/100 US DOLLARS-

on the terms described herein.

1.   AMOUNT OF LOAN AND DISBURSEMENT

     The Borrower undertakes to borrow, and the Lender undertakes to lend the agreed amount. The loan is available for disbursement as of the signature of this Agreement until 27 March 2002. The loan shall be disbursed to the Borrower in a single payment.

     The Borrower shall send the Lender a disbursement application with at least 2 working days' notice. The application shall contain the account number on which the loan shall be deposited. A disbursement application form is attached to this agreement as Annex 1.

     In the event that the Borrower has not sent a written request for disbursement before 25 March 2002, the loan offer of the Lender shall be withdrawn without notice and without warning, provided that the Lender has not given written confirmation to the contrary. In the event that the commitment of the Lender is withdrawn pursuant to the above, the Borrower shall pay the Lender all costs incurred by the Lender as a result of this Agreement.

     The Borrower will use the loan to pay up a short-term loan to the Lender taken to finance the Borrower's purchase of the property Sturlugata 8, Reykjavik from Islensk Erfoagreining ehf.

2.   REPAYMENT

     The Borrower undertakes to repay the loan with a single payment on 1 MARCH 2007.

     The loan shall be repaid into the foreign currency account of the Lender, identified in Annex 2.

     In the event that the payment date of instalments and/or interest does not fall on a banking day, the payment date shall be transposed to the banking day immediately following, unless such day is in the following month, in which case the payment date shall be transposed to the immediately preceding banking day.

     On each due date, during the period from the disbursement of the loan until 1 January 2005, the Lender may require an advance payment if the conversion value of the US dollar, as posted by the Central Bank of Iceland on the due date of the interest and instalments, has increased by more than 10% from the posted rate of the Central Bank of Iceland on the disbursement date of the loan. The advance payment shall be calculated by comparison of the outstanding balance of the loan, restated in Icelandic kronur on the due date, with the restated amount of the loan based on the price of the US dollar on the date of disbursement. Advance payment may be required pursuant to this provision in the event of an increase exceeding 10% from the posted exchange rate of the US dollar pursuant to the above on the disbursement date, in which case the payment shall be the equivalent of the increase.

     A banking day is a business day when banks are open in Reykjavik and London.

     The place of payment is with the Lender.

3.   INTEREST, INTEREST ADJUSTMENTS AND PAYMENT OF INTEREST

     (a) The loan shall carry interest equivalent to 3-MONTH LIBOR RATES as determined for the US dollar, as current at any time, plus a margin of 6.0% - SIX-POINT-ZERO PERCENT. LIBOR (London Inter

          Bank Offered Rate) interest refers to interest on the London Interbank Market as posted at 11 a.m., local time, in London on the Reuter BBA screen.

     (b) In the event of default by the Borrower on a debt pursuant to this Loan Agreement, the Borrower shall pay penalty interest corresponding to the base interest rate plus the margin referred to in item (a) above, plus the added default margin of 6.0% - SIX-POINT-ZERO PERCENT of the due amount or called-in amount from the due date to the date of payment.

     (c) In the event of default by the Borrower on the loan pursuant to this Loan Agreement, the Lender may, furthermore, convert the loan into Icelandic kronur based on the posted selling rate of the Lender for the currencies of which the loan is composed at the close of the date of calling. Default interest shall then be paid pursuant to the decision of the Central Bank of Iceland at any time regarding default interest rates and default margins, cf. Article 6, Paragraph 1 of the Interest Act No. 38/2001, on the due or called-in amount from the due date to the date of payment. The Lender shall notify the Borrower of the date of the intended conversion of the debt with a prior notice of at least one week. Once the loan has been converted into Icelandic kronur it may not be converted back into the original currency without the written approval of the Borrower.


     Interest is calculated from the date of disbursement of the loan. The interest shall be calculated so that on an annual basis the actual number of days is used to multiply and then divided by 360.

     The interest is determined in advance for three months at a time, two working days prior to the beginning of the next interest period. The first interest period may be longer or shorter, as it begins on the date of the disbursement of the loan and ends on 1 June 2002.

     The interest is payable every three months on the same due dates as the instalments.

     Unpaid penalty interest, in accordance with items (b) or (c) above, shall accrue to the principal of the loan every 12 months, for the first time 12 months after the first date of default.

4.   SECURITY

     As surety for the prompt and full payment of the loan, the Borrower will issue a General Bond to the Lender in the amount of ISK 800,000,000.- and USD 7,280,000.- secured by a third-rank mortgage in the property Sturlugata 8, Reykjavik. The General Bond shall, furthermore, secure the prompt and full payment of bonds issued by Vetrargarourinn ehf. on 28 February 2002, class 2, 2002, amounting to an aggregate total of ISK 730,000,000.-

     By their signature of this Loan Agreement and as surety for the prompt and full payment of the loan, deCODE genetics Inc, Delaware, USA, and Islensk erfoagreining ehf., Lynghals 1, Reykjavik, assume liability for the loan, in solidum, as guarantors. The guarantee covers the payment of the amount of the loan including all interest and costs of any kind. The guarantee shall remain in effect regardless of whether a payment deferral is granted on one or more occasion, until such time as the loan is fully discharged.

5.   CONDITIONS FOR DISBURSEMENT

     The Borrower's delivery of the following documents to the Lender, of the content and in the form acceptable to the Lender, is a prerequisite for the disbursement of the loan pursuant to this agreement:

     1.   The Articles of Association of the Borrower and guarantors.

     2. Decision of the Board of Directors of the Borrower on the borrowing and mortgage.

     3. Decision of the Board of Directors of Islensk erfoagreining ehf. regarding the guarantee pursuant to Section 4 hereof and power of attorney to sign the loan documents.

     4. Decision of the Board of deCODE genetics Inc. regarding a guarantee pursuant to Section 4 hereof and power of attorney to sign the loan documents.

     5. Certification that the Borrower has purchased insurance for the mortgaged property.

     6. Registered Bonds pursuant to Section 4 in the amount of USD 7,280,000.- and ISK 800,000,000.-

     7.   Written disbursement instructions.

6.   DECLARATIONS OF THE BORROWER

     By his signature on this Loan Agreement the Borrower declares to the Lender that:

     a) all the necessary decisions taken on the part of the Borrower in order to establish a binding agreement have been made in a lawful manner,

     b) the Agreement is signed on behalf of the Borrower by parties legally entitled to do so and a contract has been established which is binding for the Borrower in every respect,

     c) the Agreement does not violate the Articles of Association of the Borrower or any agreement that the Borrower has entered into with a third party or parent company or subsidiary,

     d) the Borrower is not engaged in any litigation or disputes that could have a substantial negative impact on his financial standing or qualification to fulfil his obligations under the provisions hereof,

     e)   none of the events of default described in Section 9 are present,

     f) he has provided the Lender with all the information necessary to evaluate his financial standing,

     g) the information contained in the Agreement or that the Borrower has given in connection with its content, is adequate and materially correct, and

     h) the accounts of the Borrower are in accordance with applicable laws and generally accepted accounting standards.

     The above information from the Borrower shall be regarded as repeated on the due dates of the interest and / or instalments unless specifically stated otherwise by the Borrower.

7.   PAYMENT OF TAXES RELATING TO THE CONCLUSION OF THE AGREEMENT

     The Borrower shall pay all public levies or taxes which may be imposed on the Agreement or payments pursuant to the Agreement at no cost to the Lender.

8.   COVENANTS

     The Borrower and the guarantors undertake to observe the following terms until the debt pursuant to the Agreement is paid in full:

     (i) NOTICE OF DEFAULT: The Borrower and the guarantors undertake to notify the Lender in writing without delay if it comes to their attention that an event of default has taken place.

     (ii) ANNUAL ACCOUNTS AND INTERIM STATEMENTS: The Borrower and the guarantors undertake to send to the Lender an audited Annual Statement as well as reviewed six-month statements no later than four months following the close of the accounting period. The Annual Statement shall be audited and prepared in accordance with legislation and accepted accounting standards.

     (iii) SALE OF MORTGAGED PROPERTY: The Borrower and Islensk erfoagreining ehf. undertake not to sell the property mortgaged as security for this Agreement without the prior approval of the Lender. (IV) BAN ON MERGERS OR DEMERGERS: The Borrower undertakes not to merge with another company or companies or to divide the company into two or more independent companies without the approval of the Lender.

     (v) INSURANCE: The Borrower undertakes to insure the mortgaged property for its actual worth for the entire term of the Agreement.

     (vi)    RESTRICTIONS ON CHANGING THE OPERATION OR OBJECT OF THE BORROWER:
             The Borrower undertakes to not to change his operations in such a way as to require amendment of the Company's object in its Articles of Association.

     (vii) DISPOSAL OF INSURANCE COMPENSATION, NOTIFICATION REQUIREMENT: the Borrower undertakes to inform the Lender immediately if circumstances arise where the Borrower is, or may be, entitled to insurance compensation due to damage of the mortgaged property if the damage is valued in excess of ISK 10,000,000.- Furthermore, the Borrower undertakes not to dispose of such payments except in consultation with and with the approval of the Lender.

     (viii) DELIVERED DECLARATIONS: The Borrower warrants that declarations delivered in connection with this Agreement are correct. The Lender is entitled to request documents confirming that such declarations are correct at any time during the term of effect of the Agreement.

     (ix) DISPOSAL OF THE LOAN: The Borrower undertakes to dispose of the loan for the purpose that it was intended.

     (x) REQUIREMENT FOR MINIMUM CASH BALANCE: deCODE genetics Inc. undertakes to ensure that until the due date, 1 March 2005, its cash position (free, unpledged cash), and that of its subsidiaries, remains above USD [**].

9.   EVENTS OF DEFAULT - REMEDIES

     The following shall constitute events of default on the part of the Borrower under this Agreement:

     (i) the Borrower fails to pay on the correct due date or in the correct currency, and such default continues for longer than 14 days from the due date;

     (ii) The Borrower repeatedly fails to pay at the correct time and in the correct currency;

     (iii) a debt or commitment of the Borrower or the Guarantor, extraneous to this Agreement, amounting to over USD 1,000,000.- or an equivalent amount in any other currency, is defaulted in such a way that it gives rise to the right to call in the debt, unless such default is the result of a reasonable protest on the part of the Borrower to such a claim and that a proper defence is maintained.

     (iv) the debt of the Borrower, according to the bonds issued concurrently with this loan (second-class 2002), is in default and such default continues for longer than 14 days from the due date,

     (v) the Borrower and/or the guarantors violate Section 8 concerning the insurance of the mortgaged property (v) and the sale of the mortgaged property (iii),

     (vi)    the Borrower and/or the guarantors violate other provisions of
             Section 8 than those described in Section 9 (iv) and such violation continues for longer than 15 days after the Lender has sent the Borrower a request for remedy,

     (vii) the Borrower's or the guarantor's assets are subjected to attachment, a request is submitted for the enforced auction of their assets, they petition for a moratorium on debts, they seek formal or informal composition agreements with their creditors on the cancellation of debts or a request is made for their estates to be subjected to bankruptcy proceedings,

     (viii) a request is made that the Borrower's company or the Guarantor's company be dissolved

     (ix) any information from the Borrower or the guarantor and/or the obligations undertaken by the Borrower or the guarantor in accordance with this Agreement prove to be substantially wrong, inadequate or misleading when they were submitted to the Lender, in such a way that it would probably have affected the Lender's willingness to grant the loan,

     (x) any instances or circumstances are present that may, in the opinion of the Lender, have a substantial negative effect on the Borrower's and / or the guarantor's ability to fulfil their obligations pursuant to this Agreement.

      In the event of default, as defined in this Section, the lender may, without notice or warning, call in the entire remainder of the loan together with accrued interest and other payments due from the Borrower pursuant to this Agreement. The Borrower shall pay default interest on the due or called-in amount pursuant to Article 3 of the Agreement.

      When the loan is due in accordance with the above, the Lender is entitled, without further notice, to seek enforcement of his claims on the security provided by the Borrower to the Lender. The Lender may decide, at its sole discretion, whether to seek enforcement of all the collateral placed or any part of the collateral, and, if the latter, in what order.

10.  NOTICES

     All notices sent by the parties to one another pursuant to this Agreement shall be sent as specified below:

     Islandsbanki, Attn. Corporate Finance Division, Kirkjusandur 2, 155 Reykjavik. Fax. 580-5110.

     Vetrargarourinn ehf., Attn. Board of Directors, Sturlugata 8, 101 Reykjavik. Fax. 570-1981

     Islensk erfoagreining, Attn. Chief Financial Officer, Sturlugata 8, 101 Reykjavik. Fax. 570-1981.

     deCODE genetics Inc., Attn. CEO, Sturlugata 8, 101 Reykjavik. Fax.
     570-1981.

     Notices may be sent by fax, provided that the sender takes full responsibility that such notices are received by the recipient. The Borrower will notify the Lender promptly of any change in his address, telephone number, e-mail address or other comparable information.

11.  FORCE MAJEURE

     In the event of a substantial change in the business terms of the Lender as a result of events for which the Lender cannot be held responsible, and do not relate to his financial standing and lending capacity, all other things being equal, e.g. changes in loan markets, government decisions, war, nuclear accidents or incidents that can be classified as events of force majeure incidents, with the result that the Lender is unable to obtain overseas loan capital for the financing of this Agreement on similar terms as those anticipated on its negotiation, the Lender may, following prior notification to the Borrower, call in the balance of the loan with 60 days' of notice. The Lender is not responsible for any potential losses incurred by the Borrower in connection with such a calling in of the balance.

12.  FURTHER PROVISIONS

     Headings in this Agreement are solely for convenience and have no substantive significance for this Agreement.

     Any disputes arising in respect of this Agreement shall be referred to the District Court of Reykjavik.

     The Lender may assign all or any of its rights and obligations hereunder, in full or in part, to other financial institutions.

     This Agreement is concluded in 9 numbered pages [in Icelandic] and in two copies, one for each party.


In witness whereof, the parties have signed this agreement in the presence of witnesses to the correct date and signature.

Witnesses to the correct date,             Reykjavik, 13 March 2002
signature and financial competence
 of the parties:

                                           For the Board of Vetrargarourinn ehf.

[illegible]                                [Tomas Sigurdsson]
-----------------------------

Id. No. [290876-3709]
-----------------------------

[Halldor Halldorsson]
-----------------------------

Id. No. [251069-3799]                      For Islandsbanki hf.
-----------------------------              [Erlendur Magnusson]
                                           [Alexander Gudmundsson]

In acceptance of the above in the
 capacity of Guarantors:

For Islensk erfoagreining ehf.             For deCODE genetics, Inc.

[Tomas Sigurdsson]                         [Tomas Sigurdsson]

ANNEX 1 - LOAN DISBURSEMENT APPLICATION



Islandsbanki
Corporate Finance Division
Kirkjusandur 2
155 Reykjavik

                                           [Place], [Date]



SUBJECT:  REQUEST FOR DISBURSEMENT OF LOAN.

Pursuant to Article 1 of the Agreement between [the Borrower] and
Islandsbanki-FBA hf., dated [date] on a loan in the amount of [currency] [amount]-, a request is hereby submitted for the loan to be disbursed as follows:

LOAN[OR PART THEREOF IN [CURRENCY]:]
Date of Disbursement:                            [                          ]
Recipient of Disbursement:                       [Name, Id. No., Address    ]
Account Number                                   [                          ]
Receiving Bank                                   [                          ]
Notes                                            [if appropriate            ]





                                                 Respectfully,

ANNEX 2 - FOREIGN CURRENCY ACCOUNTS



               FOREIGN CURRENCY ACCOUNTS FOR THE PAYMENT OF LOANS
                         WHEN PAYING IN FOREIGN CURRENCY


Islandsbanki-FBA hf.
State Reg. No. 550500-3530
Kirkjusandur 2
155 Reykjavik


DOMESTIC USD ACCOUNT

Branch  Acct.  type No.     Account No       Currency
------------------------------------------------------

500              38         119160           USD


OVERSEAS USD ACCOUNT

Currency      Bank                               SWIFT code     Account number
------------------------------------------------------------------------------
USD           Chase Manhattan Bank, New York     CHASU33        544-7-21738